Exhibit 99.1

CONTACT: Robert F. Mangano President & Chief Executive Officer (609) 655-4500	Joseph M. Reardon Sr. Vice President & Treasurer (609) 655-4500

PRESS RELEASE – FOR IMMEDIATE RELEASE

1ST CONSTITUTION BANCORP – PRESS RELEASE

CRANBURY NJ – March 3, 2003 –1st Constitution Bancorp (Nasdaq: FCCY) today released the text of a letter to shareholders which reviews the bank’s historic financial performance, strategic plans for the future, and the performance of its stock. The letter is being sent on March 3, 2003.

Robert F. Mangano, President and Chief Executive Officer of 1st Constitution, stated that “1st Constitution has an enviable record of delivering superior financial performance over the past several years. We believe the future of the organization is bright and that its strategic plan will be effective in developing future value for shareholders of the bank.”

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, “will”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in the direction of the economy in New Jersey, the direction of interest rates, effective income tax rates, loan prepayment assumptions, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of general economic conditions and legal and regulatory barriers and structure. 1st Constitution assumes no obligation for updating any such forward-looking statements at any time.